As Filed With the Securities and Exchange Commission
on February 28, 2003

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

American Healthways, Inc.
1996 Stock Incentive Plan
(Full title of the plan)

Thomas G. Cigarran
3841 Green Hills Village Drive
Nashville, Tennessee 37215
(Name and address of agent for service)

(615) 665-1122
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of securities	Amount to be	Proposed maximum	aggregate offering	Amount of
to be registered	registered	offering price per share	price	registration fee

Common Stock	33,800 shares	$13.80	$466,440

	525,663 shares	$14.48	$7,611,600

	2,700 shares	$15.87	$42,849

	3,600 shares	$16.03	$57,708

	5,600 shares	$17.98	$100,688

	81,863 shares	$23.15	$1,895,128

	3,300 shares	$23.32	$76,956

	1,500 shares	$26.39	$39,585

	2,950 shares	$27.32	$80,594

	3,450 shares	$29.47	$101,671

	10,400 shares	$33.51	$348,504

	3,300 shares	$23.32	$76,956

	3,600 shares	$13.80	$49,680

	30,000 shares	$18.74	$562,200

	363,274 shares (1)	$15.80	$5,739,729 (2)

			$17,520,289	$1,418.00

(1)	Represents 363,274 shares reserved for issuance pursuant to future grants under the Company’s 1996 Stock Incentive Plan.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on NASDAQ on February 27, 2003.

SIGNATURES
EXHIBIT INDEX
Opinion of Bass, Berry & Sims PLC
Consent of Deloitte & Touche LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.001 par value, of American Healthways, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s 1996 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statements on Form S-8 (Registration Nos. 333-04615 and 333-33336) previously filed by the Registrant with the Securities and Exchange Commission on May 28, 1996 and March 27, 2000, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

II-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 28 day of February, 2003.

AMERICAN HEALTHWAYS, INC.

By: /s/ Thomas G. Cigarran

Thomas G. Cigarran Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Thomas G. Cigarran and Mary A. Chaput, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman and Chief Executive Officer (Principal Executive Officer)	February 28, 2003

/s/ Mary A. Chaput Mary A. Chaput	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2003

/s/ Alfred Lumsdaine Alfred Lumsdaine	Senior Vice President and Controller (Principal Accounting Officer)	February 28, 2003

/s/ Frank A. Ehmann Frank A. Ehmann	Director	February 28, 2003

/s/ Henry D. Herr Henry D. Herr	Director	February 28, 2003

/s/ Martin J. Koldyke Martin J. Koldyke	Director	February 28, 2003

/s/ C. Warren Neel C. Warren Neel	Director	February 28, 2003

/s/ William C. O’Neil, Jr. William C. O’Neil, Jr.	Director	February 28, 2003

II-3

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)